Exhibit 10.27

Form of Equity Interest Disposal Restriction Agreement

This Equity Interest Disposal Restriction Agreement (this “Agreement”) has been executed by and among the following parties on December 28, 2014 in Shenzhen, the People’s Republic of China (“China” or the “PRC”):

Party A:	The Future Leading Education (Shenzhen) Co., Ltd., a wholly foreign owned enterprise, organized and existing under the laws of the PRC, with its address at Room 201, Block A, No. 1 Qianwan Road 1, Shenzhen-Hong Kong Cooperation Zone, Qianhai, Shenzhen;

Party B:	Li Weifu, a Chinese citizen with Chinese Identification No.: 120105195510140933; and

Party C:	Beijing Zhongtulian Culture & Education Development Center, with its address at Room B1-4405, Block 3, No. 20 Yong’an Road, Shilong Economic Development Zone, Mentougou District, Beijing

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.	Party B is a citizen of China who as of the date hereof holds 55% of equity interests of Party C, representing RMB2,750,000 in the registered capital of Party C. Party C is engaging in the business of publishing of periodicals, retail of publications and advertisement.

2.	Party A is a wholly foreign-owned enterprise registered in China. Party A and Party C which is partially owned by Party B have executed an Exclusive Business Cooperation Agreement (as defined below) in Shenzhen; Party C, Party A and Party B have executed an Exclusive Option Agreement (as defined below); Party B has executed a Power of Attorney (as defined below) in favor of Party A;

3.	To ensure that Party C and Party B fully perform their obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Power of Attorney, Party B hereby consents that the disposal of all the equity interest that Party B holds in Party C shall be subject to the terms and conditions of this Agreement.

To perform the provisions of the Transaction Documents (as defined below), the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

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1.1.	Restricted Equity Interest: shall refer to 55% equity interests in Party C currently held by Party B, representing RMB2,750,000 in the registered capital of Party C, and all of the equity interest hereafter acquired by Party B in Party C.

1.2.	Term of Restriction: shall refer to the term set forth in Section 3 of this Agreement.

1.3.	Transaction Documents: shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C and Party A on December 28, 2014 (the “Exclusive Business Cooperation Agreement”), the Exclusive Option Agreement executed by and among Party C, Party A and Party B on December 28, 2014 (the “Exclusive Option Agreement”), Power of Attorney executed on December 28, 2014 by Party B (the “Power of Attorney”) and any modification, amendment and restatement to the aforementioned documents.

1.4.	Contract Obligations: shall refer to all the obligations of Party B under the Exclusive Option Agreement, the Power of Attorney and this Agreement; all the obligations of Party C under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and this Agreement.

1.5.	Event of Default: shall refer to any of the circumstances set forth in Section 7 of this Agreement.

1.6.	Notice of Default: shall refer to the notice issued by Party A in accordance with this Agreement declaring an Event of Default.

2.	Disposal Restriction

2.1.	Subject to the Transaction Documents, Party B agrees that without the prior written consent of Party A, Party B shall not directly or indirectly assign, sell, donate, pledge, encumber or otherwise dispose of any interest in the Restricted Equity Interest within the Term of Restriction. To the extent permitted under applicable PRC laws and regulations, Party A shall have the right to request Party B to transfer all or part of Restricted Equity Interest he holds to any other person designated by Party A at a minimum price allowed by applicable PRC laws and regulations (“Disposal of Restricted Equity Interest”) in the event that Party B is in violation of this Agreement and/or fails to perform the Contract Obligations.

2.2.	During the Term of the Restriction, Party A is entitled to receive dividends distributed on the Restricted Equity Interest. Party B may receive dividends distributed on the Restricted Equity Interest only with prior written consent of Party A. Dividends received by Party B on Restricted Equity Interest after deduction of individual income tax paid by Party B shall be, as required by Party A, (1) deposited into an account designated and supervised by Party A; or (2) unconditionally donated to Party A or any other person designated by Party A to the extent permitted under applicable PRC laws and regulations.

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2.3.	Party B may subscribe for capital increase in Party C only with prior written consent of Party A. Any equity interest obtained by Party B as a result of Party B’s subscription of the increased registered capital of Party C shall also be deemed as Restricted Equity Interest.

2.4.	In the event that Party C is required by PRC law to be liquidated or dissolved, any interest distributed to Party B upon Party C’s dissolution or liquidation shall, upon the request of the Party A, be (1) deposited into an account designate and supervised by Party A; or (2) unconditionally donated to Party A or any other person designated by Party A to the extent permitted under applicable PRC laws.

3.	Term of Restriction

3.1.	The Term of Restriction starts from the execution day of this Agreement and terminates on the day that all Contract Obligations have been fully performed.

4.	Custody of Official Seal

4.1.	During the Term of Restriction set forth in this Agreement, Party B shall cause Party C to deliver to Party A’s custody Party C’s official seal within one week from the execution of this Agreement. Party A shall have custody of such official seal during the entire Term of Restriction set forth in this Agreement.

5.	Representations and Warranties of Party B and Party C

As of the execution date of this Agreement, Party B and Party C hereby jointly and severally represent and warrant to Party A that:

5.1.	Party B is the sole legal and beneficial owner of the Restricted Equity Interest.

5.2.	Party A shall have the right to dispose of and transfer the Restricted Equity Interest in accordance with the provisions set forth in this Agreement.

5.3.	Except for the restriction hereunder, Party B has not placed any restricted interest or other encumbrance on the Restricted Equity Interest.

5.4.	Party B and Party C have obtained any and all approvals and consents from applicable government authorities and third parties (if required) for execution, delivery and performance of this Agreement.

5.5.	The execution, delivery and performance of this Agreement will not: (i) violate any relevant PRC laws; (ii) conflict with Party C’s articles of association or other constitutional documents; (iii) result in any breach of or constitute any default under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or maintenance of any permit or approval granted to any Party; or (v) cause any permit or approval granted to any Party to be suspended, cancelled or attached with additional conditions.

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6.	Covenants of Party B and Party C

6.1.	During the term of this Agreement, Party B and Party C hereby jointly and severally covenant to the Party A:

6.1.1.	Party B and Party C shall promptly notify Party A of any event or notice received by Party B that may have an impact on the Restricted Equity Interest or any portion thereof, as well as any event or notice received by Party B that may have an impact on any guarantees and other obligations of Party B arising out of this Agreement.

6.1.2.	Party C shall complete the registration procedures for extension of the term of operation within three (3) months prior to the expiration of such term to maintain the validity of this Agreement.

6.2.	Party B agrees that the rights acquired by Party A in accordance with this Agreement with respect to the Restricted Equity Interest shall not be interrupted or harmed by Party B or any heirs or representatives of Party B or any other persons through any legal proceedings.

6.3.	Party B hereby undertakes to execute in good faith and to cause other parties who have an interest in the Restricted Equity Interest to execute all certificates, agreements, deeds and/or covenants required by Party A. Party B also undertakes to perform and to cause other parties who have an interest in the Restricted Equity Interest to perform actions required by Party A, to facilitate the exercise by Party A of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Restricted Equity Interest with Party A or designee(s) of Party A (natural persons/legal persons). Party B undertakes to provide Party A within a reasonable time with all notices, orders and decisions regarding the Restricted Equity Interest that are required by Party A.

6.4.	Party B hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Party B shall indemnify Party A for all losses resulting therefrom.

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7.	Event of Breach

7.1.	The following circumstances shall be deemed Event of Default:

7.1.1.	Party B’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.1.2.	Party C’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.1.3.	Any of Party B's own loans, guarantees, indemnifications, promises or other debt liabilities exceeding RMB 300,000 to any third party or parties (1) becoming subject to a demand of early repayment or performance due to the default of Party B; or (2) becoming due but are not capable of being repaid or performed in a timely manner, which lead Party A to reasonably believe that Party B’s ability to perform its obligations under this Agreement has been affected;

7.1.4.	Party B’s unable to pay his debt exceeding RMB 300,000 that cause Party A to reasonably believe that the Party B’s ability to perform its obligations under this Agreement has been affected;

7.1.5.	The applicable laws rendering this Agreement illegal or rendering the Party B not to continue to perform its obligations under this Agreement;

7.1.6.	Any approval, license, permit or authorization of government agencies to legalize or give effective to this Agreement, being withdrawn, terminated, invalidated or substantively revised;

7.1.7.	Any material adverse changes to Party B’s properties, which cause Party A to reasonably believe that Party B’s ability to perform its obligations under the Agreement has been adversely affected;

7.1.8.	Party C’s successor or custodian partially performing or refusing to perform the payment obligation under the Exclusive Business Cooperation Agreement; and

7.1.9.	The applicable laws prohibiting the Party B’s disposal of Restricted Equity Interest under this Agreement.

7.2.	Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Party B and Party C shall immediately notify Party A in writing accordingly.

7.3.	Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Party A’s satisfaction within twenty (20) days after Party A and /or Party C delivers a notice to Party B requesting ratification of such Event of Default, Party A may issue a Notice of Default to Party B in writing at any time thereafter, demanding Disposal of Restricted Equity Interest in accordance with the provisions of Section 2.1 of this Agreement.

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8.	Breach of Agreement

8.1.	If Party B or Party C conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require Party B or Party C to indemnify all damages; this Section 8 shall not prejudice any other rights of Party A herein;

8.2.	Party B or Party C shall not have any right to terminate this Agreement in any event unless otherwise required by applicable laws.

9.	Assignment

9.1.	Without Party A’s prior written consent, Party B and Party C shall not have the right to assign or delegate their rights and obligations under this Agreement.

9.2.	This Agreement shall be binding on Party B and his/her successors and permitted assigns, and shall be valid with respect to Party A and each of his/her successors and assigns.

9.3.	At any time, Party A may assign any and all of its rights and obligations under the Transaction Documents and this Agreement to its designee(s), in which case the assigns shall have the rights and obligations of Party A under the Transaction Documents and this Agreement, as if it were the original party to the Transaction Documents and this Agreement.

9.4.	In the event of change of Party A due to assignment, Party B and/or Party C shall, at the request of Party A, execute a new equity interest disposal restriction agreement with the new Party A on the same terms and conditions as this Agreement.

9.5.	Party B and Party C shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Transaction Documents, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof.

10.	Termination

10.1.	Upon the fulfillment of all Contract Obligations, this Agreement shall terminate.

10.2.	The provisions under Sections 8, 12, 13 and 10.2 herein of this Agreement shall survive the expiration or termination of this Agreement.

11.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

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12.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

13.	Governing Law and Resolution of Disputes

13.1.	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.
13.2.	In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the South China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Shenzhen. The arbitration award shall be final and binding on all Parties.

13.3.	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.	Notices

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14.1.	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.2.	。Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

14.3.	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.4.	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	The Future Leading Education (Shenzhen) Co., Ltd.
Address:	Room 201, Block A, No. 1 Qianwan Road 1, Shenzhen-Hong Kong Cooperation Zone, Qianhai, Shenzhen
Attn:
Phone:
Facsimile:

Party B:	Li Weifu
Address:	No. 3002 Aiguo Road, Luohu District, Shenzhen, Guangdong Province

Phone:
Facsimile:

Party C:	Beijing Zhongtulian Culture & Education Development Center
Address:	Room B1-4405, Block 3, No. 20 Yong’an Road, Shilong Economic Development Zone, Mentougou District, Beijing
Attn:
Phone:
Facsimile:

14.5.	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.	Severability

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

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16.	Effectiveness

16.1.	This Agreement shall become effective upon execution by the Parties.

16.2.	Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

17.	Language and Counterparts

This Agreement is written in Chinese and English in three copies. Party B, Party A and Party C shall hold one copy respectively. The Chinese version and English version shall have equal legal validity (In the event that the Parties have any different interpretations about the Agreement, the Chinese version shall prevail).

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Disposal Restriction Agreement as of the date first above written.

Party A:   The Future Leading Education (Shenzhen) Co., Ltd.

By:	/s/ Li Weifu
Name:	Li Weifu
Title:	Legal Representative

Party B:   [                   ]

By:	________________

Party C:   Beijing Zhongtulian Culture & Education Development Center

By:	/s/ Li Weifu
Name:	Li Weifu
Title:	Legal Representative

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